Exhibit 99.1

STARTEK Reports First Quarter 2018 Results

- Filing Preliminary Proxy Materials with the SEC in Connection With its Annual Meeting of Stockholders to Approve Previously Announced Transaction Agreements -

GREENWOOD VILLAGE, CO - May 8, 2018 - StarTek, Inc. ("STARTEK") (NYSE:SRT), a provider of business process outsourcing services, has reported its first quarter 2018 financial results.

Management Commentary
“The first quarter was arguably the most strategically significant quarter in the Company’s history,” said Chad Carlson, CEO of STARTEK. “In January, we entered into a multi-year strategic alignment with one of the most innovative and customer-focused companies in the world.

“And in March, we announced a strategic transaction with an affiliate of Capital Square Partners (CSP) involving their portfolio company, ESM Holdings Limited (Aegis), a leading global business service provider of customer experience management. STARTEK will issue CSP shares of its common stock representing approximately 55% of outstanding common stock of the combined company in exchange for all the outstanding common stock of Aegis. Both exciting developments provide us with the opportunity to take the differentiation of the STARTEK Advantage System to new markets and clients while significantly diversifying our revenue base across a global, scaled footprint.”

“Over the past several years, we have made great progress toward diversifying the business into new verticals and adding many new clients,” stated Mr. Carlson. “I cannot overstate the level to which these two accomplishments de-risk the company going forward and position STARTEK to deliver predictable profitable growth into the future. In fact, the market power of combining these two very entrepreneurially oriented companies has already been very evident in multiple client meetings since our announcement.”

“Following this release, we are filing our preliminary proxy statement which contains a more detailed description of the transaction and related information. We expect to be in a position to close the transaction in the third quarter. At that time, we anticipate bringing in some new members of senior management to lead the combined organization, headlined by the addition of industry veteran Lance Rosenzweig as CEO. Lance brings more than 25 years of executive experience across a range of service industries, having previously served as CEO of Aegis USA and CEO of PeopleSupport. I very much look forward to working with Lance as I assume the role of chief innovation officer. In this role, I will be focused on building upon the differentiation and solutions which Aegis and STARTEK have developed to enable customer engagement for clients. It’s an exciting time for STARTEK, and we will continue to update our shareholders as we work together with Aegis to become a formidable global provider of valuable services for our clients.”

First Quarter 2018 Financial Results
Total revenue in the first quarter was $69.1 million compared to $77.7 million in the year-ago quarter. The decrease was primarily due to a decline in production billings related to the company’s margin improvement initiative and lower call volumes as a result of softer wireless volumes and lost programs, partially offset by new business and net growth from existing clients in the cable, retail and healthcare verticals.

Gross margin in the first quarter was 8.2% compared to 12.9% in the year-ago quarter, with the decline primarily due to the warrants issued in January, and the associated contra revenue accounting adjustment, upon the multi-year strategic alignment with one of the most innovative and customer-focused companies in the world, partially offset by higher margin from new and existing business.

During the first quarter, lower volumes and lost programs from wireless clients led to lower revenue and profitability. However, despite lower volumes from these customers, the high-grading initiatives from 2017 began to show, especially in domestic sites. Though domestic segment revenue was down $2.8 million, domestic gross margin increased 270 basis points.

Selling, general and administrative (SG&A) expenses were $8.6 million compared to $7.9 million in the year-ago quarter. As a percentage of revenue, SG&A was 12.4% compared to 10.2%. The increase in SG&A was predominantly due to an increase in selling expenses.

Net loss for the first quarter was $10.0 million or $(0.62) per share, compared to net income of $1.8 million or $0.11 per share in the year-ago quarter. Adjusted net loss* in the first quarter was $1.2 million. The decrease was primarily attributable to the lower revenue and gross margin.

Adjusted EBITDA* in the first quarter was $2.3 million compared to $5.4 million in the year-ago quarter. The decline was primarily due to the aforementioned factors impacting revenue and gross margin.

Free cash flow* in the first quarter was $(5.6) million compared to $6.1 million in the first quarter of 2017.

At March 31, 2018, the company’s cash position was $1.2 million compared to $1.5 million at December 31, 2017. STARTEK closed the quarter with a $24.7 million balance on its $50 million credit facility compared to $19.1 million outstanding at December 31, 2017.

*A non-GAAP measure defined below

Conference Call and Webcast Details
STARTEK will hold a conference call today at 4:30 p.m. Eastern time to discuss its first quarter 2018 results and strategic transaction. Management will host the conference call, followed by a question and answer period.

Date: Tuesday, May 8, 2018
Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)
Toll-free dial-in number: 1-844-239-5283
International dial-in number: 1-574-990-1022
Conference ID: 2092918

During the call, STARTEK management will refer to a supplementary slide presentation, which is available for download in the Investors section of the company's website.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay here.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through May 15, 2018.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 2092918

About STARTEK
STARTEK strives to be the most trusted BPO service provider delivering comprehensive contact center and customer engagement solutions. Our employees, whom we call Brand Warriors, are enabled and empowered to promote and protect our clients’ brands. For over 30 years, these Brand Warriors have been committed to making a positive impact for our clients’ business results, enhancing the customer experience while reducing costs for our clients. With the latest technology in the BPO industry and our STARTEK Advantage System, our Brand Warriors instill customer loyalty through a variety of multi-channel customer interactions, including voice, chat, email and IVR. Our service offerings include sales support, order processing, customer care and receivables management and customer analytics. For more information, please visit www.STARTEK.com.

Additional Information about the Transactions and Where to Find It
This communication is being made in part in respect of the transactions between STARTEK, CSP and Aegis and the related issuance of the common stock described herein. STARTEK intends to file the proxy statement with the Securities and Exchange Commission (SEC) for the stockholder meeting that will include a proposal relating to the issuance of common stock to CSP and an amendment of STARTEK’s certificate of incorporation related to the transaction. This communication does not constitute a solicitation of any vote or proxy from any of STARTEK’s stockholders. Investors are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the transactions between STARTEK, CSP and Aegis, the issuance of common stock and the proposals to be submitted to the STARTEK stockholders. The proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investor Relations section of STARTEK’s website, www.startek.com, or by directing a written request to STARTEK Investor Relations, 8200 E. Maplewood Ave., Suite 100, Greenwood Village, Colorado 80111 or at tel: (303) 262-4500 or email: investor@startek.com.

Participants in the Solicitation
STARTEK and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is included in STARTEK’s Annual

Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018 and in other documents filed with the SEC by STARTEK and its officers and directors.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause STARTEK's actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on a limited number of significant customers, lack of minimum purchase requirements in our contracts, the concentration of our business in the communications industry, lack of wide geographic diversity, maximization of capacity utilization, foreign currency exchange risk, risks inherent in the operation of business outside of the United States, ability to hire and retain qualified employees, increases in labor costs, management turnover and retention of key personnel, trends affecting companies’ decisions to outsource non-core services, reliance on technology and computer systems, including investment in and development of new and enhanced technology, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information or personally identifiable information, compliance with regulations governing protected health information, our ability to acquire and integrate complementary businesses, compliance with our debt covenants, ability of our largest stockholder to affect decisions and stock price volatility. Risks related to the

Aegis transaction include failure to obtain the required vote of STARTEK’s shareholders, the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, the diversion of management time on transaction-related issues, difficulties with the successful integration and realization of the anticipated benefits or synergies from the proposed transaction, and the risk that the transaction and its announcement could have an adverse effect on STARTEK’S ability to retain customers and retain and hire key personnel. Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company's Form 10-K for the year ended December 31, 2017 filed with the SEC and in other filings with the SEC, for further information on risks and uncertainties that could affect STARTEK's business, financial condition and results of operation. STARTEK assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations
Sean Mansouri or Cody Slach
Liolios Group, Inc.
949-574-3860
investor@startek.com

STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$69,114	$77,652
Warrant contra revenue	(2,500)	—
Net revenue	66,614	77,652
Cost of services	61,156	67,638
Gross profit	5,458	10,014
Selling, general and administrative expenses	8,558	7,882
Transaction related fees	1,887	—
Impairment losses and restructuring charges, net	4,453	—
Operating income (loss)	(9,440)	2,132
Interest and other expense, net	(438)	(367)
Income (loss) before income taxes	(9,878)	1,765
Income tax expense (benefit)	148	(28)
Net income (loss)	$(10,026)	$1,793

Net income (loss) per common share - basic	$(0.62)	$0.11
Weighted average common shares outstanding - basic	16,195	15,815

Net income (loss) per common share - diluted	$(0.62)	$0.11
Weighted average common shares outstanding - diluted	16,195	16,995

STARTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,196	$1,456
Trade accounts receivable, net	54,087	53,052
Other current assets	2,757	3,641
Total current assets	58,040	58,149
Property, plant and equipment, net	17,508	19,943
Other long-term assets	15,603	17,906
Total assets	$91,151	$95,998
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$24,072	$25,948
Other liabilities	27,977	23,111
Total liabilities	52,049	49,059
Total stockholders’ equity	39,102	46,939
Total liabilities and stockholders’ equity	$91,151	$95,998

STARTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net income (loss)	$(10,026)	$1,793
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,643	2,962
Share-based compensation expense	262	229
Warrant contra revenue	$2,500	—
Changes in operating assets & liabilities and other, net	1,003	2,199
Net cash (used in) provided by operating activities	$(3,618)	$7,183

Investing Activities
Purchases of property, plant and equipment	(1,944)	(1,113)
Proceeds from sale of assets	—	342
Net cash used in investing activities	$(1,944)	$(771)

Financing Activities
Other financing, net	5,099	(6,075)
Net cash provided by (used in) financing activities	$5,099	$(6,075)
Effect of exchange rate changes on cash	203	(12)
Net (decrease) increase in cash and cash equivalents	(260)	325
Cash and cash equivalents at beginning of period	$1,456	$1,039
Cash and cash equivalents at end of period	$1,196	$1,364

STARTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)
(Unaudited)

This press release contains references to the non-GAAP financial measures of Adjusted EBITDA, Free cash flow, Adjusted gross profit, and Adjusted net income (loss). Reconciliation of these non-GAAP measures to their comparable GAAP measures are included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as net income (loss) plus Income tax expense (benefit), Impairment losses and restructuring charges, net, Interest expense, Depreciation and amortization expense, Share-based compensation expense, Fees and expenses related to the transactions, and Warrant contra revenue. Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$(10,026)	$1,793
Income tax expense (benefit)	148	(28)
Impairment losses and restructuring charges, net	4,453	—
Interest expense	391	418
Depreciation and amortization expense	2,643	2,962
Share-based compensation expense	262	229
Transaction related fees	1,887	—
Warrant contra revenue	2,500	—
Adjusted EBITDA	$2,258	$5,374

Free cash flow:

The Company defines non-GAAP free cash flow as Net cash provided by (used in) operating activities reduced by capital expenditures. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a more conservative measure of cash flows since capital expenditures are a necessary component of ongoing operations. Free cash flow is used in addition to and in conjunction with results presented in accordance with GAAP and free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Three Months Ended March 31,
	2018	2017
Net cash (used in) provided by operating activities	$(3,618)	$7,183
Less: capital expenditures	(1,944)	(1,113)
Free cash flow	$(5,562)	$6,070

Adjusted gross profit:

The Company defines non-GAAP Adjusted gross profit as Gross profit plus Warrant contra revenue. Below is a reconciliation of Gross profit to Adjusted gross profit:

	Three Months Ended March 31,
	2018	2017
Gross profit	$5,458	$10,014
Warrant contra revenue	2,500	—
Adjusted gross profit	$7,958	$10,014

Adjusted net income (loss):

The Company defines non-GAAP Adjusted net income (loss) as Net income (loss) plus Warrant contra revenue, Impairment losses and restructuring charges, net, and fees and expenses related to the Aegis and Amazon transactions. Below is a reconciliation of Net income (loss) to Adjusted net income (loss):

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$(10,026)	$1,793
Warrant contra revenue	2,500	—
Impairment losses and restructuring charges, net	4,453	—
Transaction related fees	1,887	—
Adjusted Net income (loss)	$(1,186)	$1,793